STATE OF WYOMING) IN THE DISTRICT COURT
) SS:
COUNTY OF LARAMIE) FIRST JUDICIAL DISTRICT

IN THE MATTER OF:
U.S. WIRELESS ONLINE, INC.,
a Wyoming Corporation, Docket No. 192-059

BEN BERRY, Petitioner

FILED
OCT 08 2019
DIANE SANCHEZ
CLERK OF THE DISTRICT COURT

ORDER GRANTING PETITION FOR APPOINTMENT OF RECEIVER OF CORPORATION

THIS MATTER coming before the Court on the *Petition for Appointment of Custodian or Receiver of Corporation*, and the Court being fully advised, FINDS and ORDERS as follows:

1. At all times relevant hereto Ben Berry (hereinafter "Mr. Berry") was and is President of Synergy Management Group, LLC, a company that is a shareholder in U.S. Wireless Online, a Wyoming corporation.

2. The Petition requests appointment of a custodian or receiver for a Wyoming corporation. Therefore, jurisdiction and venue is proper in Wyoming and in this judicial district.

3. On July 6, 2012, U.S. Wireless Online filed Articles of Domestication in Wyoming. On September 8, 2016, U.S. Wireless Online was administratively dissolved by the State of Wyoming for failure to file an annual report and pay annual fees.

4. On July 22, 2019, Mr. Berry sent a demand letter to U.S. Wireless Online to the last known addresses located in Wyoming, Florida, and Georgia. The current registered agent is InCorp Services, Inc.

5. Mr. Berry searched for information on U.S. Wireless Online on the websites for the Wyoming Secretary of State's Office, OTC Markets, Pacer, Google, and the SEC. Mr. Berry

contacted the corporation by phone at 470-599-1068 and email at Info@ uswirelessonlineinc.com with no answer or response. He also reviewed the website at http://www.uswirelessonlineinc.com/, which was inactive.

6. U.S. Wireless Online has not filed its annual report with the State of Wyoming since November 15, 2015. Petitioner has no knowledge of any meetings or corporate action taken since that date other than the Articles of Amendment filed on January 4, 2016.

7. U.S. Wireless Online currently is publicly traded, but it could lose that privilege. It is a pink sheet over-the-counter stock on OTC Markets. "UWRL" is its trading ticker symbol. OTC Markets has placed a "Stop" sign on the stock of U.S. Wireless Online, which serves to strongly discourage any trading of the stock by the public and damages shareholder confidence in the company U.S. Wireless Online's stock is currently worth a fraction of a cent per share. U.S. Wireless Online has issued a currently unknown amount of shares, which are held by a currently unknown amount of shareholders.

8. Mr. Berry qualifies for relief under Wyo. Stat. § 17-16-748(a)(i).

9. The directors and shareholders of U.S. Wireless Online are functionally deadlocked. No corporate action of record has occurred since January 4, 2016, when U.S. Wireless Online filed its Articles of Amendment with the Wyoming Secretary of State's Office. Petitioner is unaware of any annual meetings or other corporate action that has occurred. There is no information available to any of the shareholders on the makeup of the shareholders, board of directors, or officers. Therefore, the corporation is in functional deadlock until a shareholder receives authority to call a special shareholders' meeting.

10. Irreparable injury is threatened and being suffered. U.S. Wireless Online is not in compliance with federal and state law as described throughout this petition.

11. According to public record, U.S. Wireless Online has failed to file an annual report with the Wyoming Secretary of State's Office or hold an annual meeting for more than three years, violating both Wyoming Statute § 17-16-1630 and Wyoming Statute § 17-16-701. U.S. Wireless Online has not met its obligations under the Securities and Exchange Act of 1933 and could be delisted at any time, having a huge impact on the value of its stock.

12. If it is delisted from public trade and its stock is only available privately, U.S. Wireless Online and its shareholders would suffer substantial harm. As a publicly held corporation, it is required to provide "current public information" to its stockholders under the Securities Exchange Act of 1933, but has not published such information for years.

IT IS THEREFORE ORDERED, ADJUDGED, and **DECREED** that Ben Berry, as President of Synergy Management Group, LLC, is hereby appointed receiver of U.S. Wireless Online, thereby allowing him to exercise all of the powers of the corporation, through or in place of its board of directors, to the extent necessary to manage the business and affairs of the corporation, dispose of all or any part of the assets of the corporation wherever located, if disposition is first authorized by the Court, and to sue or defend in receiver's own name as receiver in all Courts of this State.

IT IS SO ORDERED.

DATED this 8 day of October, 2019.

HONORABLE CATHERINE R. ROGERS
DISTRICT COURT JUDGE

STATE OF WYOMING COUNTY OF LARAMIE, SS CHEYENNE
I Diane Sanchez, Clerk of the District Court in and for the County of Laramie, Wyoming, do hereby certify that the within and foregoing is a full true and correct copy of the original thereof as the same appears on file or of record in my office and that the same is in full force and effect as of this date.
Witness my hand and seal of said court this 8 day of Oct 2019.
DIANE SANCHEZ
Clerk of District Court
By ____ Deputy

Clerk of District Court certifies copies were distributed on 10-8-2019 to:

Copies to:

Matthew D. Kaufman (Wyo. Bar #6-3960) -B
Sean M. Larson (Wyo. Bar #7-5112)
HATHAWAY & KUNZ, LLP
P. O. Box 1208
Cheyenne, WY 82003-1208
Phone: 307-634-7723
Fax: 307-634-0985
mkaufman@hkwyolaw.com
slarson@hkwyolaw.com

U.S. Wireless Online -M
c/o InCorp Services, Inc.
910 Thomes Avenue
Cheyenne, WY 82201